EXHIBIT 1.1

                                                                  EXECUTION COPY

                       NELNET EDUCATION LOAN FUNDING, INC.

                        STUDENT LOAN ASSET-BACKED NOTES,
                                  SERIES 2004-2



                             UNDERWRITING AGREEMENT

                                                                 April 22, 2004


J.P. Morgan Securities Inc.
270 Park Avenue
10th Floor
New York, New York 10017

Morgan Stanley & Co. Incorporated
1585 Broadway
3rd Floor
New York, NY 10036

as Representatives of the Underwriters


Ladies and Gentlemen:

        Nelnet Education Loan Funding, Inc., a Nebraska corporation (the "Company"), proposes to sell to J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and each of the other underwriters named in Schedule A hereto (each an "Underwriter" and collectively, the "Underwriters") for whom you are acting as representatives (the "Representatives"), pursuant to the terms of this Underwriting Agreement, $817,700,000 aggregate principal amount of the Company's Student Loan Asset-Backed Class A-1, Class A-2, Class A-3, Class A-4, Class A-5b, Class A-5c, Class B-1 and Class B-2 Notes, Series 2004-2 (collectively, the "Offered Notes") in the classes and initial principal amounts and at the initial interest rates set forth on Schedule A hereto. Wells Fargo Bank, National Association, a national banking association, will act as eligible lender trustee on behalf of the Company (the "Eligible Lender Trustee").

        The Offered Notes, together with the Company's Student Loan Asset-Backed Class A-5a Notes, Series 2004-2 (the "Reset Rate Notes" and together with the "Offered Notes," the "Notes") will be issued under an indenture of trust, dated as of April 1, 2004 (the "Indenture"), among the Company, the Eligible Lender Trustee and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (the "Trustee"). The Offered Notes are being offered pursuant to and are described more fully in the Prospectus (as defined below).

        Upon issuance, the Notes will be secured by, among other things, Financed Eligible Loans (as defined in the Indenture) pledged to the Trustee and described more fully in the Prospectus. The Financed Eligible Loans will be serviced by Nelnet, Inc., a Nebraska corporation (referred to herein as "Nelnet" or the "Servicer"), pursuant to a servicing agreement, dated as of April 1, 2004 (the "Servicing Agreement"), between the Company and the Servicer, as servicer.


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        This Agreement, an eligible loan acquisition certificate, dated as of
April 29, 2004 between the Company and the Trustee, in such capacity ("Transferor") (along with the related Annex A, the "Loan Acquisition Certificate"), an initial auction agency agreement, dated as of April 1, 2004 (the "Initial Auction Agency Agreement"), among the Company, the Trustee and Deutsche Bank Trust Company Americas, as the initial auction agent (the "Auction Agent"), a broker-dealer agreement, dated as of April 1, 2004 (the "JPMSI Broker-Dealer Agreement"), between J.P. Morgan Securities Inc., as broker-dealer ("JPMSI Broker-Dealer") and the Auction Agent, a broker-dealer agreement, dated as of April 1, 2004 (the "MSCI Broker-Dealer Agreement", and together with the JPMSI Broker-Dealer Agreement, the "Broker-Dealer Agreements"), between Morgan Stanley & Co. Incorporated, as broker-dealer ("MSCI Broker-Dealer", and together with the JPMSI Broker-Dealer, the "Broker-Dealers"), and the Auction Agent, an administrative services agreement, dated as of April 1, 2004 (the "Administrative Services Agreement"), among the Company, the Eligible Lender Trustee, the Trustee and National Education Loan Network, Inc., as administrator (the "Administrator"), an eligible lender trust agreement, dated as of April 1, 2004 (the "Eligible Lender Agreement"), between Wells Fargo Bank, National Association, as eligible lender trustee, and the Company, a custodian agreement, dated April 1, 2004 (the "Custodian Agreement"), among the Company, the Eligible Lender Trustee, the Trustee and Nelnet, as custodian, the partial assignment agreement, dated as of April 1, 2004 (the "Partial Assignment Agreement"), between the Company and the Trustee, a remarketing agreement, dated as of 29, 2004 (the "Remarketing Agreement"), among the Company, and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as the remarketing agents (the "Remarketing Agents), an escrow reserve agreement, dated as of April 1, 2004 (the "Escrow Reserve Agreement"), between the Company and Wells Fargo Bank, National Association as escrow agent, the indemnity agreement, dated April 22, 2004 (the "Underwriter Indemnity Agreement"), among Nelnet and the Underwriters, the indemnity agreement, dated April 22, 2004 (the "Initial Purchaser Indemnity Agreement"), among Nelnet and the Initial Purchasers, the indemnity agreement, dated April 29, 2004 (the "Remarketing Indemnity Agreement" and together with the Underwriter Indemnity Agreement and the Initial Purchaser Indemnity Agreement, the "Indemnity Agreements"), among Nelnet and the Remarketing Agents, the LIBOR rate note interest rate cap derivative agreement (the "LIBOR Rate Note Interest Rate Cap Derivative Agreement"), dated April 22, 2004, between the Company and Morgan Stanley Capital Services, Inc., the interest rate cap derivative agreement, dated April 22, 2004 (together with the LIBOR Rate Note Interest Rate Cap Derivative Agreement, the "Interest Rate Cap Derivative Agreements"), between the Company and Morgan Stanley Capital Services, Inc., the Servicing Agreement and the Indenture shall collectively hereinafter be referred to as the "Basic Documents."

        Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

        The Company, upon the terms and conditions set forth herein, proposes to sell to the Underwriters on the Closing Date (as hereinafter defined) the aggregate principal amount of each class of the Offered Notes set forth next to the name of each Underwriter on Schedule A hereto.

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        The Company wishes to confirm as follows this Agreement with the
Underwriters in connection with the purchase and resale of the Offered Notes.

        1. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) On the Closing Date, the Company hereby agrees, subject to all the terms and conditions set forth herein, to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, on the Closing Date each of the Underwriters severally and not jointly agrees to purchase from the Company, such principal amount of each Class of the Offered Notes to be sold on the Closing Date at such respective purchase prices as are set forth next to the name of such Underwriter on Schedule A hereto.

                (b) It is understood that the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

        2. DELIVERY OF THE OFFERED NOTES AND PAYMENT THEREFOR. The delivery to the Underwriters of and payment for the Offered Notes shall be made at the office of Kutak Rock LLP, Denver, Colorado, at 11:00 a.m., Denver time, on April 29, 2004 (the "Closing Date"). The place of the closing and the Closing Date may be varied by agreement between the Underwriters and the Company.

        On the Closing Date, the Offered Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Company in Federal Funds, by wire transfer to an account at a bank acceptable to the Underwriters, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by the Company and the Underwriters, the Offered Notes will be evidenced by global securities in definitive form deposited with the Trustee as the DTC Custodian, and will be registered in the name of Cede & Co. as nominee of DTC and in the other cases, in such names and in such Authorized Denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Offered Notes to be delivered to the Underwriters shall be made available to the Underwriters in Denver, Colorado, for inspection and packaging not later than 9:30 a.m., Denver time, on the business day immediately preceding the Closing Date.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters that:

                (a) A registration statement on Form S-3 (No. 333-104736), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Offered Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information

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

        incorporated by reference therein) are respectively referred to herein as the "Registration Statement" and the "Prospectus" respectively; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

                (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact required to be stated therein necessary to make the statements therein not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include as of the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriters, specifically for use therein (it being understood that the only such information is the information specified in Section 11 hereof). The Company and the Representatives acknowledge that no Computational Materials (as defined in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association) were delivered by or on behalf of the Company to prospective purchasers of the Offered Notes.

                (c) The Commission has not issued and, to the best of the knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

                (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Company or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

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                (e) The Indenture has been duly and validly authorized by the
        Company and, upon its execution and delivery by the Company and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and the Indenture will conform in all material respects to the description thereof in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Offered Notes.

                (f) The Offered Notes have been duly authorized by the Company and the Offered Notes to be issued on the Closing Date, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Offered Notes will conform in all material respects to the description thereof in the Prospectus.

                (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company.

                (h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                (i) There are no legal or governmental proceedings pending or threatened or, to the knowledge of the Company, contemplated against the Company, or to which the Company or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Offered Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

                (j) Neither the offer, sale or delivery of the Offered Notes by the Company nor the execution, delivery or performance of this Agreement or the Basic Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various


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        jurisdictions, the qualification of the Indenture under the Trust
        Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

                (k) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by the Company of its obligations, under this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by the Company and this Agreement and the other Basic Documents have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                (l) The statements set forth in the Prospectus under the caption "Description of the Notes" insofar as they purport to constitute a summary of the terms of the Notes, are accurate, complete and fair.

                (m) The Company's assignment of the Financed Eligible Loans to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Registered Owners, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                (n) The Company is not, nor as a result of the issuance and sale of the Notes will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                (o) The representations and warranties made by the Company in any Basic Document to which the Company is a party and made in any Officer's Certificate of the Company will be true and correct at the time made and on and as of the Closing Date.

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                (p) Since the date of the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, the Company has occurred.

        4. CERTAIN AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:

                (a) The Company will prepare a supplement to the Prospectus setting forth the amount of the Offered Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Offered Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Offered Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Offered Notes, and the Company will timely file such supplement to the Prospectus with the SEC pursuant to Rule 424(b) under the Act, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Offered Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters or their counsel shall have reasonably objected thereto promptly after receipt thereof; the Company will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Offered Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

                (b) If, at any time when the Prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will notify each of the Underwriters of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

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                (c) The Company will immediately inform the Underwriters (i) of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Offered Notes and (ii) of any threatened lawsuit or proceeding, or the commencement of any lawsuit or proceeding, to which the Company is a party relating to the offering or sale of the Offered Notes.

                (d) The Company will furnish to the Underwriters, without charge, copies of the Registration Statement (including all exhibits and documents incorporated by reference therein), the Prospectus, and all amendments or supplements to such documents, in each case as soon as reasonably available and in such quantities as the Underwriters may reasonably request.

                (e) The Company shall not at any time amend or supplement the Registration Statement or Prospectus (i) prior to having furnished the Underwriters with a copy of the proposed form of the amendment or supplement and giving the Underwriters a reasonable opportunity to review the same or (ii) in a manner to which the Underwriters or their counsel shall reasonably object.

                (f) The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Offered Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Notes, in any jurisdiction where it is not now so subject.

                (g) The Company consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Offered Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by the Company.

                (h) To the extent, if any, that the rating or ratings provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall cause to be furnished such documents and such other actions to be taken.

                (i) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriters terminating this Agreement pursuant to Section 9 or 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

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                (j) So long as any of the Offered Notes are outstanding, the
        Company will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Offered Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning the Company as the Underwriters may request from time to time.

                (k) The net proceeds from the sale of the Offered Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

                (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Notes to facilitate the sale or resale of the Offered Notes.

                (m) For a period from the date of this Agreement until the retirement of the Offered Notes, the Company will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or the Company pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Trustee or the Company.

                (n) On or before each date that Financed Eligible Loans are pledged under the Indenture, the Company shall mark its records relating to the Financed Eligible Loans and shall cause the Servicer to mark its computer records relating to the Financed Eligible Loans to show the pledge of such Financed Eligible Loans by the Company to the Trustee, and the Company shall not take, or permit any other person to take, any action inconsistent with the security interest of the Trustee in the Financed Eligible Loans, other than as permitted by the Basic Documents.

                (o) For the period beginning on the date of this Agreement and ending 90 days after the Closing Date, none of the Company and any entity affiliated, directly or indirectly, with the Company will, without prior written notice to the Underwriters, offer to sell or sell notes (other than the Notes) collateralized by FFELP Loans; provided, however, that this shall not be construed to prevent the sale of FFELP Loans by the Company.

                (p) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then, immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus containing all information so omitted.

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

                (q) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report or Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

        5. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each of the Underwriters, severally and not jointly, hereby represents and warrants to and agrees with the Company, severally and not jointly, that (A) it has not offered or sold and will not offer or sell any Offered Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Offered Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1965, as amended; (B) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 if the Financial Services Markets Act 2000 (the "FSMA")), received by it in connection with the issue or sale of the Offered Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (C) it has complied, and will comply, in all material respects, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom. The Company represents and agrees that it has been informed of the existence of the FSA stabilizing guidance contained in Section MAR 2, Ann 2G of the FSA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

        6. INDEMNIFICATION AND CONTRIBUTION.

                (a) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the

        Company by such Underwriter expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 11 of this Agreement; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Offered Notes by an Underwriter to any person (to the extent such sale was the initial resale by such Underwriter) if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Offered Notes to that person without sending or giving, at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if the Company has previously furnished sufficient copies thereof to such Underwriter at a time reasonably prior to the date such Offered Notes are sold to such person. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

                (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections 6(a) and 6(c) hereof, except to the extent that the indemnifying party is materially prejudiced by such omission, and in no event shall the omission so to notify relieve the Company from any liability which it may otherwise have. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

                (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, to the same extent as the indemnity from the Company to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto or any related preliminary prospectus therein or, it being understood that the only such information furnished by any Underwriter consists of the information described as such in
        Section 11 of this Agreement. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus or any amendment or supplement thereto or any related preliminary prospectus therein and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph
        (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Underwriter on the other hand from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Notes underwritten by such Underwriter exceed the sum of the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the amount of any damages such Underwriter has been required to pay under the Underwriter Indemnity Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Offered Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, the Company or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

        7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Offered Notes hereunder on the Closing Date are subject to the following conditions precedent:

                (a) All actions required to be taken and all filings required to be made by the Company under the Securities Act prior to the initial sale of the Offered Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

                (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Servicer not contemplated by the Registration Statement, which in the opinion of the Underwriters, would materially adversely affect the market for the Offered Notes, (ii) the withdrawal or any downgrading in the long term counterparty rating of Nelnet below "BBB+" by S&P, or any public announcement that such organization has under surveillance or review its long term counterparty rating of Nelnet (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any downgrading in the rating of any debt securities of trusts or trust estates sponsored by the Company, the Servicer or any of their affiliates by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of trusts sponsored by the Company or the Servicer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (iv) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Offered Notes.

                (c) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel to the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the Indenture, Custodian Agreement, this Agreement, the Servicing Agreement, the Auction Agency Agreement and the Administrative Services Agreement and to the validity of the Offered Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for the Company, in form and substance satisfactory to you and your counsel, concerning "true sale," "non- consolidation" and "first perfected security interest" and certain other issues with respect to the transfer of the Financed Eligible Loans from the Transferor to the Trustee.

                (d) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                (e) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for the Company, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Offered Notes for federal tax purposes.

                (f) You shall have received an opinion addressed to you of McKee Nelson LLP, in its capacity as Underwriters' Counsel, dated the Closing Date, in form and substance satisfactory to you.

                (g) You shall have received an opinion addressed to you of Ballard, Spahr, Andrews & Ingersoll, LLP, in its capacity as counsel for the Company, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Registration Statement or Prospectus and certain matters arising under the Securities Act, Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

                (h) You shall have received opinions addressed to you of Perry, Guthery, Haase & Gessford, P.C. in its capacity as counsel to Nelnet, the Administrator and the Company, each dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                        (i) Each of Nelnet, the Administrator and the Company is
                a corporation, in good standing under the laws of their respective states of incorporation; each having the full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

                        (ii) Each of the Servicing Agreement, the Partial
                Assignment Agreement, the Loan Acquisition Certificate, the Administrative Services Agreement, the Indenture, the Initial Auction Agency Agreement, the Custodian Agreement, the Eligible Lender Agreement, the Remarketing Agreement, the Escrow Reserve Agreement, the Interest Rate Cap Derivative Agreements and this

                Agreement have been duly authorized, executed and delivered by the Company, the Administrative Services Agreement has been duly authorized and executed by the Administrator, and each of the Servicing Agreement, the Custodian Agreement and each Indemnity Agreement has been duly authorized, executed and delivered by Nelnet and each such agreement is the legal, valid and binding obligation of the Company, the Administrator and Nelnet, as the case may be, enforceable against the Company, the Administrator and Nelnet, as the case may be, in accordance with their respective terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                        (iii) None of the execution and delivery by the
                Administrator of the Administrative Services Agreement, the execution and delivery by Nelnet of the Servicing Agreement, the Custodian Agreement or any Indemnity Agreement, or the execution and delivery by the Company of the Servicing Agreement, the Loan Acquisition Certificate, the Partial Assignment Agreement, the Administrative Services Agreement, the Indenture, the Initial Auction Agency Agreement, the Custodian Agreement, the Eligible Lender Agreement, the Remarketing Agreement, the Escrow Reserve Agreement, the Interest Rate Cap Derivative Agreements or this Agreement, or the consummation by the Company, the Administrator or Nelnet of the transactions contemplated therein nor the fulfillment of the terms thereof by the Company, the Administrator or Nelnet will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the by-laws, of the Company, the Administrator or Nelnet or of any indenture or other agreement or instrument to which the Company, the Administrator or Nelnet is a party or by which the Company, the Administrator or Nelnet is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Company, the Administrator or Nelnet of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, the Administrator or Nelnet.

                        (iv) There are no actions, proceedings or investigations
                pending or, to the best of such counsel's knowledge after due inquiry and reasonable investigation, threatened against the Company, the Administrator or Nelnet before or by any governmental authority that might materially and adversely affect the performance by the Company, the Administrator or Nelnet of its obligations under, or the validity or enforceability of, any Basic Documents to which it is a party.

                        (v) Nothing has come to such counsel's attention that
                would lead such counsel to believe that the representations and warranties of the Administrator contained in the Administrative

                Services Agreement, the representations and warranties of Nelnet contained in the Servicing Agreement, the Custodian Agreement or any Indemnity Agreement or the representations and warranties of the Company contained in the Loan Acquisition Certificate, the Partial Assignment Agreement, the Servicing Agreement, the Administrative Services Agreement, the Indenture, the Initial Auction Agency Agreement, the Custodian Agreement, the Eligible Lender Agreement, the Remarketing Agreement, the Escrow Reserve Agreement, the Interest Rate Cap Derivative Agreements or this Agreement are other than as stated therein.

                        (vi) No authorization, approval, or other action by, and
                no notice to or filing with, any governmental authority or regulatory body is required (a) for the due execution, delivery and performance by the Administrator of the Administrative Services Agreement, (b) for the due execution, delivery and performance by Nelnet of the Servicing Agreement, the Custodian Agreement or any Indemnity Agreement, (c) for the due execution, delivery and performance by the Company of the Loan Acquisition Certificate, the Partial Assignment Agreement, the Servicing Agreement, the Administrative Services Agreement, the Indenture, the Initial Auction Agency Agreement, the Custodian Agreement, the Eligible Lender Agreement, the Remarketing Agreement, the Escrow Reserve Agreement, the Interest Rate Cap Derivative Agreements or this Agreement or (d) for the perfection of the Trustee's interest in the Financed Eligible Loans pledged under the Indenture or the exercise by the Trustee of its rights and remedies under the Indenture, including specifically the filings of any Uniform Commercial Code financing statements, except for the execution and delivery of ------ the Guarantee Agreements.

                        (vii) As of the date specified in a schedule to such
                opinion, there were no (a) UCC financing statements naming the Transferor as debtor or seller and covering any Student Loans to be transferred under the Loan Acquisition Certificate or any interest therein or (b) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue
                Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any Student Loan to be transferred under the Loan Acquisition Certificate or any interest therein, listed in the available records in the respective offices set forth in such schedule opposite each such date (which are all of the offices that are prescribed under either the internal law of the conflict of law rules of the Nebraska UCC as the offices in which filings should be made to perfect security interests in Student Loans), except as set forth in such schedule.

                        (viii) As of the date of such opinion and assuming that
                the Trustee is an eligible lender as that term is defined in 20 U.S.C. ss.1085(d)(1) of the Higher Education Act of 1965, as amended (the "Higher Education Act"), the Trustee on behalf of the Company will be entitled to the benefit of the applicable Guarantor and/or Department of Education payments under the Higher Education Act related to the Student Loans transferred under the Loan Acquisition Certificate, subject to the terms and conditions of the Guarantee Agreements and the Higher Education Act.

                (i) You shall have received an opinion addressed to Nelnet, that can be relied upon by Nelnet's affiliates and the Underwriters, acting in their capacity as underwriters, of Dean Blakey, in its capacity as special counsel to the Company, with respect to certain matters arising under the Higher Education Act relating to Special Allowance Payments, in form and substance satisfactory to you and your counsel.

                (j) You shall have received an opinion addressed to you of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel.

                (k) You shall have received certificates addressed to you dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Company and Nelnet in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Company or Nelnet, as the case may be, contained in the respective Basic Documents to which it is a party, are true and correct in all material respects, that each of the Company and Nelnet has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that Nelnet has reviewed the information pertaining to it in the Prospectus, and the Company has reviewed the Prospectus, and as applicable, the information therein is fair and accurate in all material respects, and (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or Nelnet, as applicable, has occurred.

                (l) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Nebraska reflecting the grant of the security interest by the Company in the Financed Eligible Loans and the proceeds thereof to the Trustee.

                (m) You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Trustee and the Eligible Lender Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

                (n) The Underwriters shall have received on the Closing Date from KPMG LLP, a letter dated the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Eligible Loans and setting forth the results of such specified procedures.

                (o) All the representations and warranties of the Company contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect set forth in Section 7(k) hereof.

                (p) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                (q) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Underwriters), in lieu of or in addition to the legal opinions referred to in this Section 7, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

                (r) Each class of the Class A Notes shall be rated "AAA", "AAA" and "Aaa", respectively, by Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), each class of the Class B Notes shall be rated "AA", "AA-" and "A2", or higher, by Fitch, S&P and Moody's, respectively, and that neither Fitch, S&P nor Moody's have placed the Notes under surveillance or review with possible negative implications.

                (s) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Financed Eligible Loans as described in the Prospectus and the recordation thereof on the Company's and the Servicer's computer systems.

                (t) You shall have received certificates addressed to you dated the Closing Date from officers of the Company and legal opinions addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

                (u) You shall have received a copy of each Indemnity Agreement executed on behalf of Nelnet in form and substance satisfactory to you and your counsel.

                (v) You shall have received certificates addressed to you dated the Closing Date of the Colorado Student Loan Program, Tennessee Student Assistance Corporation and National Student Loan Program to the effect that the information in the Prospectus with respect to such entity is true and correct and is fair and accurate in all material respects.

                (w) On the Closing Date, the aggregate principal amount of the Offered Notes as specified in Schedule A to this Agreement shall have been sold by the Company to the Underwriters, and the aggregate principal amount of the Reset Rate Notes as specified in Schedule A to the purchase agreement, dated as of the date hereof, among the Company and the initial purchasers listed on Schedule A thereto (referred to therein as the "Initial Purchasers"), shall have been sold by the Company to the Initial Purchasers.

                (x) You shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Offered Notes.

               The Company will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

        8. EXPENSES. The Company agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, the Prospectus, any preliminary prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, any preliminary prospectus and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Offered Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Notes; (v) the qualification of the Indenture under the Trust Indenture Act and the qualification of the Offered Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification);
(vi) the fees and disbursements of (A) the Company's counsel, (B) the Trustee and its counsel, (C) the Eligible Lender Trustee and its counsel, (D) the Securities Depository, in connection with the book-entry registration of the Offered Notes and (E) KPMG LLP, accountants for the Company and issuer of the Comfort Letter; and (vii) the fees charged by S&P, Fitch and Moody's for rating the Offered Notes.

        9. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying each of the Underwriters, or by the Underwriters, by notifying the Company.

        Any notice under this Section 9 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

        10. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination prior to the Closing Date, in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to commence or continue the offering of the Offered Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Offered Notes by the Underwriters. Notice of such termination may be given to the Company by telecopy or telephone and shall be subsequently confirmed by letter.

        11. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in (i) the fourth paragraph, and (ii) the third sentence of the eighth paragraph under the heading "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 6 hereof.

        12. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail on the Closing Date to purchase the Offered Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriters which are obligated to purchase that class of Offered Notes (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the remaining Defaulted Notes of such class upon the terms herein set forth; if, however, any of such Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of any such Non-Defaulting Underwriter, the Underwriters which are not obligated to purchase the related class of Offered Notes or the Company, except the expenses to be borne by the Company as provided in Sections 4(i) and 8 hereof and the indemnity and contribution agreements in Section 6 hereof .

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

        13. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers (including, without limitation, the provisions of Section 4(i)) and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive (i) delivery of and payment for the Offered Notes, or (ii) termination of this Agreement

        14. MISCELLANEOUS. Except as otherwise provided in Sections 6, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Terry J. Heimes, and (ii) if to the Underwriters, to the address of the respective Underwriter set forth above with a copy to McKee Nelson LLP, 5 Times Square, 35th Floor, New York, NY 10036,
Attention: Reed D. Auerbach.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Company, their respective directors, officers, managers, trustees and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Offered Notes in his status as such purchaser.

        15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

        The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

        Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                       Very truly yours,

                                       NELNET EDUCATION LOAN FUNDING, INC.


                                       By: /s/ Terry J. Heimes
                                          -------------------------------------
                                      Name:  Terry J. Heimes
                                      Title: President


Confirmed as of the date first above mentioned.

J.P. MORGAN SECURITIES INC.


By: /s/ Richard J. Perez
  ---------------------------------
Name:   Richard J. Perez
Title:  Vice President

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Peter Chai
   -------------------------------
Name:   Peter Chai
Title:  Managing Director

Acting on behalf of themselves and as the Representatives of the Underwriters


                                                             SCHEDULE A

-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                              Morgan                   Citigroup
               J.P. Morgan  Stanley &      Barclays     Global      SG Cowen    Price   Underwriters
               Securities       Co.        Capital      Markets    Securities   to         Fees &    Interest   Final   Proceeds to
Offered Notes     Inc.      Incorporated    Inc.         Inc.      Corporation  Public  Commissions   Rate*   Maturity  the Company
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                    3-month
                                                                                                     LIBOR,
                                                                                                     plus     November
Class A-1      $58,450,000  $58,450,000  $16,700,000  $16,700,000  $16,700,000   100%      0.18%     0.00%    25, 2009  $167,000,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                     3-month
                                                                                                     LIBOR,
                                                                                                     plus     November
Class A-2      $62,300,000  $62,300,000  $17,800,000  $17,800,000  $17,800,000   100%     0.20%      0.03%    25, 2013  $178,000,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                     3-month
                                                                                                     LIBOR,
                                                                                                     plus     November
Class A-3      $36,050,000  $36,050,000  $10,300,000  $10,300,000  $10,300,000   100%     0.215%     0.10%    25, 2015  $103,000,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                     3-month
                                                                                                     LIBOR,
                                                                                                     plus     August
Class A-4      $71,050,000  $71,050,000  $20,300,000  $20,300,000  $20,300,000   100%      0.25%     0.14%    26, 2019  $203,000,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                              February
Class A-5b     $68,050,000           $0           $0           $0           $0   100%      0.15%     Auction  25, 2039   $68,050,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                              February
Class A-5c              $0  $68,050,000      $0           $0                $0   100%      0.15%     Auction  25, 2039   $68,050,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                              February
Class B-1      $15,300,000           $0           $0           $0           $0   100%      0.25%     Auction  25, 2039   $15,300,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
                                                                                                              February
Class B-2               $0  $15,300,000           $0           $0            $0  100%      0.25%     Auction  25, 2039   $15,300,000
-------------- ------------ ------------ ------------ ------------ ------------ ------- ------------ -------- --------- ------------
